Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

SIGNAL GENETICS, INC.

The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known and referred to as the “DGCL”), hereby certifies that:

ARTICLE I:	The name of this Corporation is Signal Genetics, Inc. (the “Corporation”).

ARTICLE II:	The address of the registered office of the Corporation in the State of Delaware is 1811 Silverside Road, City of Wilmington, County of New Castle, Delaware 19810. The name of the Corporation’s registered agent at such address is Vcorp Services, LLC.

ARTICLE III:	The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV:	A. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 55,000,000 shares consisting of:

1. 50,000,000 shares of common stock, with a par value of $0.01 per share (the “Common Stock”); and

2. 5,000,000 shares of preferred stock, with a par value of $0.01 per share (the “Preferred Stock”).

B. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to DGCL.

C. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

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ARTICLE V:	The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be as specified in the Bylaws of the Corporation, but such number may from time to time be increased or decreased in such manner as may be prescribed by the Bylaws. In no event shall the number of directors be less than the minimum prescribed by law. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide. Directors need not be stockholders.

ARTICLE VI:	In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

ARTICLE VII:	The Board of Directors is expressly empowered to adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders shall also have the power to adopt, amend, alter or repeal the Bylaws of the Corporation. Any adoption, amendment, alteration or repeal of the Bylaws of the Corporation by the stockholders shall require, in addition to any votes of the holders of any class or series of stock of the Corporation required by law or by this Certification of Incorporation, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the capital stock of the Corporation entitled to vote generally in the election or directors, voting together as a single class.

ARTICLE VIII:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE IX:	Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL. The right to indemnification conferred in this ARTICLE IX shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. The right to indemnification conferred in this ARTICLE IX shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL. The rights and authority conferred in this ARTICLE IX shall not be exclusive of any other right which any person may otherwise have or hereafter acquire. Neither the amendment nor repeal of this ARTICLE IX, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE IX in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

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ARTICLE X:	Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the board of directors of the Corporation or in the Bylaws of the Corporation.

ARTICLE XI:	The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation by the affirmative vote of the majority of the holders of the total voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class in any manner now or hereafter permitted by the DGCL and all rights of the stockholders of the Corporation are granted subject to this reservation.

ARTICLE XII:	The name and mailing address of the incorporator are as follows: Samuel D. Riccitelli, 667 Madison Avenue, 14th Floor, New York, NY, 10065.

[Signature page follows]

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IN WITNESS WHEREOF, I, the Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this [__] day of [__], 2014.

BY:

NAME:	Samuel D. Riccitelli

[Siganture page to Signal Genetics, Inc. Certification of Incorporation]